EXHIBIT 32
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Kings Road Entertainment, Inc., a Nevada corporation (the "Company"), does hereby certify, to such officer's knowledge, that: The Quarterly Report on Form 10-QSB/A - 2 for the fiscal quarter ended July 31, 2004 (the "Form 10-QSB/A") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-QSB/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Kings Road Entertainment, Inc. and will be retained by Kings Road Entertainment, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: June 30, 2008

/s/ Philip Holmes
Philip Holmes
President

/s/ Robert Kainz
Robert Kainz
Chief Financial Officer